SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒
Filed by Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CFS Only Proxy Call Flow – Voting Campaigns



Hello, I am trying to reach < SH Full Name >. Is he/she available?
If yes, confirm SH identity
Who's Calling? (prior to confirming SH)
My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in < John Hancock Small Company Fund>.
Use Alternate Scripting (trust, custodian) if appropriate
Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote < Affirmative>. Would you like to vote along with the recommendations of the Board?
My name is < First name, Last name > and I'm calling on a recorded line regarding the upcoming < John Hancock Small Company Fund > shareholder meeting.
Is < SH Full Name > available?
If yes
If no
If Shareholder Declines to Vote
Is there a better time to reach them?
If yes / If vote direction is given
If Not voting with Board
If Households for same SH:
I see you have additional investments with the < John Hancock Small Company Fund >. Would you like to vote the same way on those investments?
< Use Appropriate Rebuttal followed by>
Would you like to vote along with the recommendations of the Board?
Vote direction is given
SH Declines to Vote after rebuttals
Thank you. I am recording a < For / Against / Abstain > vote on your < John Hancock Small Company Fund > investment(s) and will send a printed confirmation <for each> to < Registration Street address >.
For confirmation purposes, may I have your city, state and zip code?
< If appropriate >
We can be reached at < 1-866-859-8682> and are available weekdays between 9am and 11 Eastern Time and between < noon > and < 6pm > Eastern Time on Saturday.
Thank you for your time. Have a great < day / evening >.
For BEN Shareholders Only:
Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.
Thank you for your time and your vote. Have a great < day / evening >.
If Households for additional SHs:
Thank you. I see that < Other SH Name > also holds an investment. May I speak to them?
If yes
If no

19-Dec-13

NCU Proxy Rebuttals SH states …… Response Why are you calling me? < Fund > has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back. <The Fund > would like to hear from all shareholders on this matter and we are calling to offer you the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations? I’m not interested / I don’t want to vote / I don’t have enough shares. Every vote is important and helps bring the < the fund > a step closer to holding the meeting. If not enough votes are received, the shareholder meeting may have to be adjourned. Would you like to vote along with the Board’s recommendations? I don’t know how to vote. Management is recommending shareholders vote < Vote Recommended >. I’d be happy to go over the proposals and answer any questions you may have. My spouse takes care of this. I understand. Are you authorizing your < husband / wife / spouse > to vote on your behalf? (If yes): Are they available to speak with me? (If spouse is unavailable): Your vote is very important to the fund, as your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time. (If spouse is not authorized): Your vote is very important to the fund. As I am only able to take a vote from an authorized party, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time. My broker takes care of this. I understand that your Broker may help you choose your investments, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish. I don’t have time right now. I understand, however your vote is very important and voting now will only take a brief moment of your time. Management would like to hear from all shareholders on this matter and they have asked us to call to offer you the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations? I’ll vote later / I’ll vote via mail, online, etc. I understand. < The Fund > has asked us to call to offer you the convenience of voting over the phone which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded. Would you like to vote along with the Board’s recommendations?

I sold my shares / I no longer own those shares. I understand. However you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you like to vote along with the Board’s recommendations? I’ve never received a call like this before. This has become a standard in the industry and < if applicable > the proxy statement mentions that if your vote is not received you may receive a call offering you the convenience of voting by telephone. The Board is recommending shareholders vote < Vote Recommended >. Would you like to vote along with the Board’s recommendations? Is there strong opposition to the Board’s recommendation? I do not have that information. We are just calling because not enough votes have been received to hold the meeting so we are calling to offer the convenience of voting over the phone. Would you like to vote along with the Board’s recommendations? How many votes do you still need? I do not have that information. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would like to vote along with the recommendations of your Board? I don't accept these types of calls / Do Not Call Me / Add Me to Your DNC List. I understand how you feel about unwanted calls and will add you to our internal Do Not Call list. However, I did want to let you know that this call is regarding your current investment in < Fund Family / Company > and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote. I already voted. NO votes recorded in Proxy: Thank you for voting. Our records indicate that your vote has not yet been updated in our system. I can record your vote for you now and send you a printed confirmation that your vote has been recorded. How would you like me to record your vote? SOME BUT NOT ALL investments are voted: - Ask for the vote on the investments that are NOT voted using the call flow. - Disposition the investments that are not voted as appropriate to the call. - Do NOT disposition the investments that are already voted.

Inbound Call Flow INBOUND CALL FLOW Thank you for calling, my name is < first name, last name >. How may I help you? I would be happy to assist you. May I please have your phone number so I can locate your information? Use additional Search methods if sh cannot be found ONCE FOUND: Am I speaking with < Shareholder First Name, Last Name >? Is your mailing address still < Shareholder Street Address >? If not found by Phone Number – Is there a current phone number we can update for you in our system? This is regarding the investment in the < investment name >. Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote. Would you like to vote along with the recommendations of the board? YES NO Use Appropriate Rebuttal Would you like to vote along with the recommendations of the board? All CFS REGISTERED SHAREHOLDERS: I am recording your < > vote and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? Shareholder Agrees to Vote Shareholder Declines to vote Thank you for your time. Have a good day/evening! Thank you for your time and your vote. Have a good day/evening! CFS BENEFICIAL ONLY: I am recording your < > vote and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? When you receive it please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.

JOHN HANCOCK - MESSAGE SCRIPT Hello, we are calling today because we need your vote for the upcoming John Hancock Small Company Fund shareholder meeting. At this time we have no voting instructions updated for your shares and the board would like to hear from all shareholders, regarding this matter. Please call in your vote today at 1-866-859-8682. We are available weekdays 9 AM to 11 PM and Saturday 12 to 6 PM Eastern Time. Again, our number to call in your vote is 1-866-859-8682. Thank you.

Your vote is critical! Dear John Hancock Small Company Fund shareholder: Recently, we sent you proxy material regarding the special meeting of shareholders that is scheduled for January 26, 2018. The fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the fund to obtain a sufficient number of votes to hold the meeting as scheduled. Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the January 26, 2018, special meeting of shareholders. How to vote Online: Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote. Phone: Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote. Mail: Return the executed proxy card in the postage-paid envelope provided so it is received by January 26, 2018.